Exhibit 99.1

Cvent Announces Third Quarter 2015 Financial Results
Revenue of $48.4 Million Increases 29% Year-Over-Year
Acquires Alliance Tech, Inc.
TYSONS CORNER, Va - November 4, 2015 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the third quarter ended September 30, 2015.

Reggie Aggarwal, Chief Executive Officer of Cvent, said, “Our continuing momentum in the marketplace is reflected by the strong results we reported for the third quarter, with revenue and profitability above the high end of our expectations. As we continue to invest in expanding our portfolio and bring new products to market, customers are increasingly viewing Cvent as a broader solutions provider. This is enabling us to drive larger deal sizes across the board as customers adopt multiple products and deploy our solutions across a larger cross-section of their organizations.”

Aggarwal added, “We believe our acquisition of Alliance Tech, a leading provider of onsite technology solutions for corporate meetings, tradeshows and conferences, accelerates our advancement into the complex meetings and events portion of the market. With significant untapped opportunity throughout the meetings and event ecosystem, we look forward to continuing to introduce compelling technology that reinforces our leadership position in the marketplace. ”
Third Quarter 2015 Financial Highlights
Revenue

•	Total revenue was $48.4 million, an increase of 29% from the comparable period in 2014.

•	Platform Subscriptions revenue was $33.7 million, an increase of 29% from the comparable period in 2014.

•	Hospitality Cloud revenue was $14.6 million, an increase of 30% from the comparable period in 2014.
Operating Income (Loss)

•	GAAP operating income was $0.1 million, compared to $1.3 million in the comparable period in 2014.

•	Non-GAAP operating income was $6.1 million, compared to $3.9 million in the comparable period in 2014.
Net Income (Loss)

•
GAAP net income was $0.8 million, compared to $1.1 million for the comparable period in 2014. GAAP net income per diluted share was $0.02, based on 43.5 million diluted weighted average common shares outstanding, compared to $0.02 for the comparable period in 2014, based on 43.2 million diluted weighted average common shares outstanding.

•
Non-GAAP net income was $6.8 million, compared to $3.7 million in the comparable period in 2014. Non-GAAP net income per diluted share was $0.16, based on 43.5 million diluted weighted average common shares outstanding, compared to $0.08 for the comparable period in 2014, based on 43.2 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $10.6 million, representing an adjusted EBITDA margin of 21.8%, compared to $6.5 million, or an adjusted EBITDA margin of 17.4% in the comparable period in 2014.

Balance Sheet

•	Cash, cash equivalents and short-term investments at September 30, 2015 totaled $158.6 million, compared to $163.6 million at the end of the second quarter 2015.
Recent Business Highlights

•	Appointed Cynthia Russo as Executive Vice President and Chief Financial Officer.

•	Completed the acquisition of Alliance Tech in November, a leading provider of onsite technology solutions for corporate meetings, tradeshows and conferences.

•	Launched LeadCapture, a new product that allows tradeshow organizers to reimagine the multi-step, manual and time consuming process for exhibitors to capture, qualify, and track booth traffic.

•	Saw significant interest in our OnSite Solutions, with sales of OnArrival event registration to over 100 new enterprise and mid-market customers.

•
Signed new enterprise solutions customers across the US and internationally, including a Fortune 100 conglomerate, a Fortune 500 financial services firm, and Flextronics, a Forbes Global 1000 international supply chain solutions provider, and expansions or renewals with Fortune 1000 customer, The Men’s Wearhouse, a top 4 health insurance company, Fortune 500 pharmaceutical distributor, McKesson, and a Forbes Global 2000 pharmaceutical and specialty chemical company, Merck KGaA of Germany.

•
Attracted new mid-market event management customers including Alumni Association of the University of Virginia, National Journal, and Subway World Headquarters, and renewed or expanded agreements with Forrester Research, Pepperdine University, and Unified Grocers.

•
Experienced continued adoption of mobile app technology with new customers including Autozone Parts, Laureate Education, and RSM International. Organizations that renewed or expanded relationships include National Association of Insurance Commissioners (NAIC), Juniper Networks and Piper Jaffray.

•
Added new hospitality cloud customers such as Hard Rock Hotel & Casino Las Vegas, Hyatt Place San Juan, RAI Amsterdam and Naples Marco Island Everglades CVB, and signed renewals or expansions with customers such as Accor Hotels, Hyatt Hotels, Intercontinental Madrid, Loews Hotels and convention and visitors bureaus representing Dallas, Greater Miami, Monterey County, Palm Beach and San Diego.

Business Outlook
Based on information available as of today, Cvent is issuing guidance for the fourth quarter and full year 2015 as follows:
Fourth Quarter 2015:

•	Total revenue is expected to be in the range of $50.3 million to $50.7 million, including approximately $0.5 million from Alliance Tech.

•	GAAP net loss is expected to be in the range of $(5.2) million to $(4.8) million, or $(0.12) to $(0.11) per share, based on 42.1 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $1.1 million to $1.5 million, or $0.02 to $0.03 per share, based on 43.7 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $5.5 million to $5.9 million.
Full Year 2015:

•	Total revenue is expected to be in the range of $187.1 million to $187.5 million, including approximately $0.5 million from Alliance Tech.

•	GAAP net loss is expected to be in the range of $(12.4) million to $(12.0) million, or $(0.30) to $(0.29) per share, based on 41.7 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $11.6 million to $12.0 million, or $0.27 to $0.28 per share, based on 43.4 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $23.9 million to $24.3 million.

Conference Call Information

What:	Cvent Third Quarter 2015 Financial Results Conference Call

When:	Wednesday, November 4, 2015

Time:	5:00 p.m. ET

Live Call:	(877) 328-1165, domestic
(412) 317-5468, international

Replay:	(877) 344-7529, passcode 10075432, domestic
(412) 317-0088, passcode 10075432, international

Webcast:	http://investors.cvent.com (live and replay)
The webcast will be archived on Cvent’s website for a period of three months.
About Cvent, Inc.
Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform, with more than 14,000 customers worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit www.cvent.com, or connect with us on Facebook, Twitter or LinkedIn.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP Cost of Revenue Expenses, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses, Non-GAAP operating income (loss), Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.
We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business
Cvent excludes one or more of the following items from these non-GAAP financial measures:
Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.
Other loss. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results.

Provision for (benefit from) income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because of the volatility in the amount of expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.
Excess tax benefits from stock-based compensation. For the three and six months ended June 30, 2015, Cvent’s non-GAAP financial measures excluded previously recognized excess tax benefits from stock-based compensation from which Cvent could not benefit from. Excluding these non-cash amounts improves the comparability of the performance of the business across periods, and to the results of other companies in our industry, which may have their own unique histories associated with stock-based compensation.
Amortization of intangible assets. In accordance with GAAP, our expenses, including cost of revenue and operating expenses, include amortization of intangible assets such as acquired technology, customer lists and trademarks. Cvent excludes these items from its non-GAAP financial measures because they are expenses that Cvent does not consider part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which may have their own unique acquisition histories.
Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and restricted stock units. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.
Foreign currency remeasurement and transaction losses (gains). Cvent’s non-GAAP financial measures exclude these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations and Comprehensive Loss instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their Consolidated Balance Sheets.
Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the contractual deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. Additionally, Cvent’s non-GAAP financial measures exclude costs related to performing due diligence, drafting and negotiating definitive agreements, valuation, earn-out payments, retention payments and severance or other acquisition-related activities. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.
Office relocation costs. These costs relate to Cvent’s office headquarters move during the third quarter of 2014. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of operating results to the results of other companies in our industry.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our momentum, progress and market share; statements regarding our preliminary unaudited revenue, net income (loss) and profitability margins for Cvent’s third quarter ended September 30, 2015; statements regarding our guidance for the fourth quarter and full year 2015 revenue, net income (loss), net income (loss) per share, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA; and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the effect of any material weakness in the design and operating effectiveness of our internal control over financial reporting and ineffective disclosure controls and procedures; the uncertainty associated with the time and cost of the process to transition a new Chief Financial Officer and the impact of the transition; our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to prevent or mitigate any disruption in our service on our websites, mobile applications or in our computer systems; our ability to integrate our acquisitions; our ability to attract, retain and motivate key personnel; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Contact:
Garo Toomajanian
ICR
ir@cvent.com
703-226-3610

Cvent, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	9/30/2015	12/31/2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$127,174	$144,544
Restricted cash	382	397
Short-term investments	31,406	23,039
Accounts receivable, net of reserve of $344 and $339, respectively	22,537	44,986
Prepaid expense and other current assets	16,348	13,107
Deferred tax assets	8,881	3,776
Total current assets	206,728	229,849
Property and equipment, net	21,517	22,535
Capitalized software development costs, net	26,577	17,967
Intangible assets, net	15,252	9,442
Goodwill	33,461	20,802
Other assets, non-current, net	1,956	313
Total assets	$305,491	$300,908
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,630	$5,057
Accrued expenses and other current liabilities	24,096	18,534
Deferred revenue	72,796	82,030
Total current liabilities	100,522	105,621
Deferred tax liabilities, non-current	9,494	7,086
Deferred rent, non-current	11,422	9,576
Other liabilities, non-current	4,474	4,791
Total liabilities	125,912	127,074
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at September 30, 2015 and December 31, 2014; zero issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at September 30, 2015 and December 31, 2014; 42,458,162 and 41,685,048 shares issued and 41,937,948 and 41,164,834 outstanding at September 30, 2015 and December 31, 2014, respectively	42	42
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	212,196	199,169
Accumulated other comprehensive loss	(256)	(220)
Accumulated deficit	(28,437)	(21,191)
Total stockholders’ equity	179,579	173,834
Total liabilities and stockholders’ equity	$305,491	$300,908

Cvent, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$48,379	$37,386	$136,808	$102,920
Cost of revenue[1]	14,725	11,122	43,659	29,197
Gross profit	33,654	26,264	93,149	73,723
Operating expenses:
Sales and marketing[1]	17,841	14,571	58,644	44,215
Research and development[1]	5,424	3,875	15,338	10,348
General and administrative[1]	9,648	6,422	26,998	16,072
Intangible asset amortization, excluding cost of revenue	680	110	1,492	282
Total operating expenses	33,593	24,978	102,472	70,917
Income (loss) from operations	61	1,286	(9,323)	2,806
Interest income	679	450	1,800	1,091
Other loss	—	(434)	(426)	(434)
Income (loss) from operations before income taxes	740	1,302	(7,949)	3,463
(Benefit from) provision for income taxes	(41)	231	(703)	(241)
Net income (loss)	$781	$1,071	$(7,246)	$3,704
Net income (loss) per common share:
Basic	$0.02	$0.03	$(0.17)	$0.09
Diluted	$0.02	$0.02	$(0.17)	$0.09
Weighted average common shares outstanding—basic	41,723,667	41,103,502	41,512,189	40,910,381
Weighted average common shares outstanding—diluted	43,481,392	43,151,239	41,512,189	43,174,201
Other comprehensive income (loss):
Foreign currency translation gain	(87)	—	(36)	—
Comprehensive income (loss)	$694	$1,071	$(7,282)	$3,704

[1]Stock-based compensation expense included in the above:
Cost of revenue	$533	$213	$1,506	$552
Sales and marketing	950	415	3,085	1,117
Research and development	835	276	2,309	731
General and administrative	533	226	1,506	704
Total	$2,851	$1,130	$8,406	$3,104

Cvent, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities:
Net (loss) income	$(7,246)	$3,704
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	14,229	7,175
Loss on asset disposal	436	434
Foreign currency transaction gain (loss)	27	(12)
Stock-based compensation expense	8,406	3,104
Deferred taxes	(2,851)	(944)
Change in operating assets and liabilities:
Accounts receivable, net	22,599	12,643
Prepaid expenses and other assets	(4,331)	(2,256)
Accounts payable, accrued expenses and other liabilities	3,755	8,406
Deferred revenue	(9,585)	(4,100)
Net cash provided by operating activities	25,439	28,154
Investing activities:
Purchase of property and equipment	(3,973)	(14,790)
Capitalized software development costs	(15,278)	(10,094)
Net purchases of short-term investments	(8,367)	(7,325)
Acquisition and acquisition-related consideration payments	(19,259)	(4,121)
Restricted cash	15	252
Net cash used in investing activities	(46,862)	(36,078)
Financing activities:
Proceeds from exercise of stock options	1,663	660
Excess tax benefits from stock-based compensation	2,514	—
Proceeds from follow-on public offering, net of expenses	—	24,846
Net cash provided by financing activities	4,177	25,506
Effect of exchange rate changes on cash and cash equivalents	(124)	12
Change in cash and cash equivalents	(17,370)	17,594
Cash and cash equivalents, beginning of period	144,544	146,407
Cash and cash equivalents, end of period	$127,174	$164,001
Supplemental cash flow information:
Income taxes paid	$568	$1,015
Supplemental disclosure of noncash investing activities:
Outstanding payments for purchase of property and equipment in accounts payable at period end	$322	$1,368

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share amounts and share counts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cost of revenue	$14,725	$11,122	$43,659	$29,197
Adjustments
Stock-based compensation expense	(533)	(213)	(1,506)	(552)
Amortization of acquired intangible assets	(298)	(113)	(772)	(339)
Costs related to acquisitions	(17)	—	(107)	—
Non-GAAP Cost of Revenue Expenses	$13,877	$10,796	$41,274	$28,306

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Sales and marketing	$17,841	$14,571	$58,644	$44,215
Adjustments
Stock-based compensation expense	(950)	(415)	(3,085)	(1,117)
Costs related to acquisitions	(130)	—	(272)	—
Non-GAAP Sales & Marketing Expenses	$16,761	$14,156	$55,287	$43,098

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Research and Development	$5,424	$3,875	$15,338	$10,348
Adjustments
Stock-based compensation expense	(835)	(276)	(2,309)	(731)
Costs related to acquisitions	(104)	—	(180)	—
Non-GAAP Research & Development Expenses	$4,485	$3,599	$12,849	$9,617

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
General and administrative	$9,648	$6,422	$26,998	$16,072
Adjustments
Stock-based compensation expense	(533)	(226)	(1,506)	(704)
Costs related to acquisitions	(510)	(475)	(2,196)	(1,255)
Foreign currency remeasurement and transaction gains	(1,467)	(610)	(2,300)	(125)
Office relocation costs	—	(155)	—	(155)
Non-GAAP General and Administrative Expenses	$7,138	$4,956	$20,996	$13,833

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share amounts and share counts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income (loss)	$781	$1,071	$(7,246)	$3,704
Adjustments
Interest income	(679)	(450)	(1,800)	(1,091)
(Benefit from) provision for income taxes	(41)	231	(703)	(241)
Depreciation and amortization expense	5,416	2,836	14,229	7,175
Other loss	—	434	426	434
Stock-based compensation expense	2,851	1,130	8,406	3,104
Foreign currency remeasurement and transaction gains	1,467	610	2,300	125
Costs related to acquisitions	761	475	2,755	1,255
Office relocation costs	—	155	—	155
Adjusted EBITDA	$10,556	$6,492	$18,367	$14,620

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP operating income (loss)	$61	$1,286	$(9,323)	$2,806
Adjustments
Stock-based compensation expense	2,851	1,130	8,406	3,104
Foreign currency remeasurement and transaction gains	1,467	610	2,300	125
Costs related to acquisitions	761	475	2,755	1,255
Amortization of intangible assets	978	223	2,264	621
Office relocation costs	—	155	—	155
Non-GAAP operating income	$6,118	$3,879	$6,402	$8,066

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP net income (loss)	$781	$1,071	$(7,246)	$3,704
Adjustments
Stock-based compensation expense	2,851	1,130	8,406	3,104
Foreign currency remeasurement and transaction gains	1,467	610	2,300	125
Costs related to acquisitions	761	475	2,755	1,255
Amortization of intangible assets	978	223	2,264	621
Excess tax benefits from stock-based compensation	—	—	1,978	—
Office relocation costs	—	155	—	155
Non-GAAP net income	$6,838	$3,664	$10,457	$8,964
Non-GAAP diluted weighted average common shares outstanding	43,481,392	43,151,239	43,358,118	43,174,201
GAAP diluted weighted average common shares outstanding	43,481,392	43,151,239	41,512,189	43,174,201
Non-GAAP net income per diluted share	$0.16	$0.08	$0.24	$0.21
GAAP net income (loss) per diluted share	$0.02	$0.02	$(0.17)	$0.09

RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP GUIDANCE
(in thousands, except per share amounts and share counts)
(unaudited)

	Three months ending December 31, 2015[1]	Year ending December 31, 2015[1]
GAAP net loss	$(5,000)	$(12,200)
Adjustments
Interest income	(700)	(2,500)
Benefit from income taxes	(200)	(900)
Depreciation and amortization expense	6,500	20,800
Other loss	—	400
Stock-based compensation expense	4,100	12,500
Foreign currency remeasurement and transaction gains	—	2,300
Costs related to acquisitions	1,000	3,700
Adjusted EBITDA	$5,700	$24,100

	Three months ending December 31, 2015[1]	Year ending December 31, 2015[1]

GAAP net loss	$(5,000)	$(12,200)
Adjustments
Stock-based compensation expense	4,100	12,500
Foreign currency remeasurement and transaction gains	—	2,300
Costs related to acquisitions	1,000	3,700
Amortization of intangible assets	1,200	3,500
Excess tax benefits from stock-based compensation	—	2,000
Non-GAAP net income	$1,300	$11,800
Non-GAAP diluted weighted average common shares outstanding	43,700	43,400
GAAP diluted weighted average common shares outstanding	42,100	41,700
Non-GAAP net income per diluted share	$0.03	$0.27
GAAP net loss per diluted share	$(0.12)	$(0.29)

1	Amounts expressed represent the midpoint of the Company’s guidance as of the date of this press release.